Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Brookfield Infrastructure Partners L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Limited Partnership Interests	Non-Voting Limited Partnership Units	457(c)	15,105,740(4)	$33.10(1)	$499,999,994	0.00011020	$55,100
Fees Previously Paid	–	–	–	–	–	–		–
	Carry Forward Securities
Carry Forward Securities	Limited Partnership Interests	Non-Voting Limited Partnership Unit	415(a)(6)	(2)(4)		(2)			F-3	333-235653	March 12, 2020	(3)
	Limited Partnership Interests	Non-Voting Limited Partnership Unit	415(a)(6)	(2)(4)		$3,645,926,276(2)			F-3	333-249031	October 5, 2020	$473,241.24(3)
		Total Offering Amounts				$4,145,926,270		$55,100(5)
		Total Fees Previously Paid						-
		Total Fee Offsets						-
		Net Fee Due						$55,100

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), based upon the average high and low prices of the registrant’s limited partnership units (“LP Units”) on the New York Stock Exchange on March 7, 2023, of $33.55 and $32.65.

(2) Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the securities being registered include 110,595,052 LP Units, equivalent to $3,645,926,276,which are being carried forward due to the previously registered (including by operation of Rule 416 under the Securities Act, to give effect to the registrant’s three-for-two stock split effected on June 10, 2022) by the registrant’s registration statements on Form F-3 (File Nos. 333-235653 and 333-249031), which were declared effective by the Securities and Exchange Commission on March 12, 2020 and October 5, 2020, respectively, and combined pursuant to Rule 429 under the Securities Act (the “Prior Registration Statements”), but were not issued or delivered to satisfy exchanges, redemptions or acquisitions of Exchangeable Shares, and accordingly such LP Units constitute “unsold securities” (within the meaning of Rule 415(a)(6)) as of the date hereof (collectively, the “Unsold Securities”) and as such the registration fees for these LP Units will be carried forward for this Registration Statement.

(3) The aggregate filing fee paid in connection with the Unsold Securities under the Prior Registration Statements was $473,241.24. Pursuant to Rule 415(a)(6), (i) the registration fee applicable to the Unsold Securities is being carried forward to this Registration Statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this Registration Statement. If the registrant issues or delivers any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this Registration Statement, the registrant will file a pre-effective amendment to this Registration Statement, which will reduce the number of Unsold Securities included on this Registration Statement.

(4) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional securities that may be offered or issued by the registrant in connection with any stock split, stock dividend or any similar transaction.

(5) Reflects application of the carry forward registration fee from the Unsold Securities.